UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2011, the Compensation Committee of the Board of Directors of Mercury General Corporation (the “Company”) established base salaries for the 12-month period beginning March 1, 2011 for George Joseph, the Company’s Chairman of the Board, and Gabriel Tirador, the Company’s President and Chief Executive Officer, at the same levels as in the prior year plus an amount equal to payments previously made directly by the Company on behalf of Messrs. Joseph and Tirador under its health and welfare benefits plans, which payments were terminated effective January 1, 2011. Pursuant to a standing resolution of the Board of Directors, which grants authority to Messrs. Joseph and Tirador to establish the compensation for executive officers of the Company other than the Chairman of the Board and President and Chief Executive Officer, Messrs. Joseph and Tirador established base salaries for the Company’s other named executive officers for the same period.

On March 9, 2011, the Compensation Committee also granted performance-based restricted stock units to the Company’s named executive officers. Each grant of performance-based restricted stock units was made under the Company’s 2005 Equity Incentive Plan and pursuant to award agreements specifying the terms and conditions of the grants, including the performance-based vesting conditions. The performance-based restricted stock units will not vest until the end of a three-year period, and then will vest up to 150% of the target number of performance-based restricted stock units granted to each named executive officer if, and to the extent that, the Company’s underwriting income during such three-year period achieves or exceeds the threshold performance levels established by the Compensation Committee.

The annual base salaries for the Company’s named executive officers effective March 1, 2011 and the target and maximum number of performance-based restricted stock units granted to each named executive officer are set forth in the following table:

Name	Title	Annual Base Salary	Target Restricted Stock Units	Maximum Restricted Stock Units
George Joseph	Chairman of the Board	$879,856	10,000	15,000
Gabriel Tirador	President and Chief Executive Officer	$811,525	10,000	15,000
Theodore Stalick	Vice President and Chief Financial Officer	$510,468	4,000	6,000
Allan Lubitz	Senior Vice President and Chief Information Officer	$370,015	5,000	7,500
Christopher Graves	Vice President and Chief Investment Officer	$350,019	—	—

Pursuant to the authority granted it under the Mercury General Corporation Senior Executive Incentive Bonus Plan (the “Senior Plan”) to establish periodic bonus programs based on specified performance objectives, on March 9, 2011, the Compensation Committee established the criteria underlying bonuses to be awarded under the Senior Plan for 2011. Specifically, the Compensation Committee established performance objectives for 2011 related to the Company’s written premium growth and combined ratio. The Compensation Committee determined that Messrs Joseph and Tirador will be participants under the Senior Plan in 2011 and will be eligible to receive target bonus amounts equal to 120% of base salary for the 2011 calendar year if the applicable performance objectives are attained. The Compensation Committee also established for each performance objective a minimum threshold necessary to receive any bonus and an objective formula for determining bonus amounts at performance levels above the threshold amount. The maximum bonus payable to Messrs. Joseph or Tirador for 2011 will not exceed 2.25 times the target bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2011	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer